UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 18, 2005

                                Paxar Corporation
             (Exact name of registrant as specified in its charter)

           New York                        1-9493                13-5670050
 (State or other jurisdiction           (Commission            (IRS Employer
       of incorporation)                File Number)         Identification No.)

             105 Corporate Park Drive
              White Plains, New York                               10604
     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (914) 697-6800

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities

(a) On January 18, 2005, Paxar Corporation (the "Company") announced to its workforce in Hillsville, Virginia that, as a part of its continuing effort to create a more efficient woven label manufacturing operation, the Company plans to close the manufacturing operations at the woven label plant located there. As a part of this restructuring, the current manufacturing operations at the Hillsville plant will be consolidated into the Company's Weston, West Virginia facility. The Company anticipates that the closure of the Hillsville facility will be completed by December 31, 2005.

(b) The Company estimates that the closure of the Hillsville plant will result in (i) a charge of approximately $1,345,000 for severance benefits for the Company's 140 manufacturing employees and 30 customer service and administrative personnel, (ii) a charge of approximately $388,000 for the relocation of the machinery and equipment currently located at the Hillsville plant and (iii) a charge of approximately $524,000 for other related costs, which include the costs associated with the manufacturing facility, the termination of the lease thereof and outplacement services for the Hillsville plant's employees.

(c) Accordingly, the Company expects that the estimated total cost associated with the closure of the Hillsville plant operation will be approximately $2,257,000.

(d) The Company estimates that the closure of the Hillsville plant will result in approximately $1,900,000 of cash expenditures.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PAXAR CORPORATION
                                              (Registrant)


Date: January 24, 2005                        By: /s/ Robert S. Stone
                                                  ------------------------------
                                                      Robert S. Stone
                                                      Vice President & Secretary